News Release

For Immediate Release

OccuLogix Establishes Scientific Advisory Board

TORONTO, ON—December 13, 2005— OccuLogix, Inc. (NASDAQ: RHEO; TSX: RHE) announced today that it has formed a Scientific Advisory Board (“SAB”) to advise the Company on its continuing research and development activities. The SAB’s initial focus will be on assisting with the late-stage development of RHEO™ Therapy for the treatment of the dry form of age-related macular degeneration (“Dry AMD”).

In December 2004, OccuLogix completed enrollment for participation in MIRA-1, or Multicenter Investigation of Rheopheresis for AMD, its pivotal (phase III) stage clinical trial using its RHEO™ System to treat Dry AMD. MIRA-1 is a multi-center, randomized (2:1), double-masked and placebo-controlled trial designed to evaluate the safety and efficacy of RHEO™ Therapy in patients with intermediate-to-late stage, or Category 3 and Category 4, Dry AMD. If successful, MIRA-1 is expected to support OccuLogix's application to the U.S. Food and Drug Administration for approval to market its RHEO™ System in the United States. The trial results are expected to be announced before the end of the first quarter of 2006.

The inaugural members of OccuLogix’s SAB are:

-	Mark S. Blumenkranz, MD. Dr. Blumenkranz is Professor and Chairman of the Department of Ophthalmology at Stanford University School of Medicine.

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Gregory S. Hageman, Ph.D. Dr. Hageman is a Professor of Ophthalmology and Visual Sciences at the University of Iowa Carver College of Medicine, where he directs the Cell Biology and Functional Genomics Laboratory.

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Julia A. Haller, M.D. Dr. Haller is Katharine Graham Professor of Ophthalmology and Director of the Retinal Surgical Fellowship Training Program at the Wilmer Eye Institute of the Johns Hopkins University School of Medicine.

-	Peter K. Kaiser, M.D. Dr. Kaiser is Director, Retinal Clinical Research Center and Director, Digital OCT Reading Center at The Cleveland Clinic’s Cole Eye Institute.

-	Carl D. Regillo, M.D. Dr. Regillo is a Professor of Ophthalmology at Thomas Jefferson University School of Medicine and Director, Clinical Retina Research at Wills Eye Hospital.

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Elias Reichel, M.D. Dr. Reichel is Associate Professor of Ophthalmology at Tufts University School of Medicine where he is Director of the Vitreoretinal Service and Vice Chairman for Research and Education at Tufts' New England Eye Center.

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Lawrence Singerman, M.D. Dr. Singerman is a Clinical Professor of Ophthalmology at Case Western Reserve University School of Medicine and a Voluntary Professor of Clinical Ophthalmology at Bascom Palmer Eye Institute.

-	Michael J. Tolentino, M.D. Dr. Tolentino is Director of Clinical Research at the Center for Retina and Macular Disease in Winter Haven, Florida.

-	Robert Weinstein, M.D. Dr. Weinstein is a Professor of Medicine at Tufts University School of Medicine and Chief, Hematology and Transfusion Medicine at Caritas St. Elizabeth Medical Center.

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Lawrence A. Yannuzzi, M.D. Dr. Yannuzzi is Professor of Clinical Ophthalmology at Columbia University and Vice-Chairman, Department of Ophthalmology and Director of the Retinal Research Center at the Manhattan Eye, Ear and Throat Hospital.

“We are honored to have these thought leaders join our Scientific Advisory Board," said Elias Vamvakas, OccuLogix’s Chairman and CEO. "While the knowledge and experience each brings is substantial in its own right, together they provide a tremendous body of expertise. We look forward to their input as we work toward bringing the Rheopheresis™ procedure to market, thereby offering hope for the first time to the millions of people suffering from Dry AMD."

About OccuLogix, Inc.

OccuLogix is a health care company that brings innovative and evidenced-based medical therapies to market. OccuLogix's common shares trade on the NASDAQ National Market under the symbol 'RHEO' and on the Toronto Stock Exchange under the symbol 'RHE'. Visit us on the internet at www.occulogix.com (corporate) and www.rheo.com (healthcare professionals, patients and caregivers).

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about the company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian regulatory authorities, including our Registration Statement on Form S-1. We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION PLEASE CONTACT:

OccuLogix, Inc.
Stephen Kilmer
VP, Corporate Affairs
(905) 602-0887 ext. 3904
stephen.kilmer@occulogix.com